UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina		28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, the Board of Directors (the “Board”) of Sealed Air Corporation (the “Company”) terminated the employment of William G. Stiehl as Chief Financial Officer for cause. Mr. Stiehl’s termination is related to an internal review by the Audit Committee of the Board in connection with the previously disclosed investigation by the U.S. Securities and Exchange Commission (“SEC”). This review followed the Company’s receipt of an additional subpoena for documents and information on May 2, 2019, relating to the process by which the Company selected its independent audit firm for the period beginning with fiscal year 2015, and relating to the independence of that audit firm. The Company is continuing to cooperate with the SEC’s investigation.

On the same day, the Board appointed James M. Sullivan as Chief Financial Officer, effective June 24, 2019.

Mr. Sullivan, 58, served as Executive Vice President and Chief Financial Officer of Joy Global, Inc. from October 2012 through April 2017, where he had global responsibility for the company’s finances, accounting and information technology. Mr. Sullivan previously served as Chief Financial Officer of Solutia, Inc. from 2004 until its acquisition by Eastman Chemical Company in 2012. Mr. Sullivan also served as an Executive Vice President of Solutia and previously served as Senior Vice President from 2004 through 2009 and as Treasurer from 2004 through 2011. Mr. Sullivan also served as Solutia’s Vice President and Controller from 1999 through 2004. At the time of his departure, Mr. Sullivan was responsible for Solutia’s finance activities, including controllership, internal audit, investor relations, tax, treasury, risk management, credit and collections, acquisitions and divestitures and information technology. Mr. Sullivan earned a Bachelor of Science in Business Administration from St. Louis University and a Masters of Business Administration from Washington University. Mr. Sullivan also serves as a Director and Chair of the Audit Committee of Jason Industries, Inc.

On June 20, 2019, the Company entered into an offer letter agreement with Mr. Sullivan (the “Letter Agreement”). The Letter Agreement has an initial term through December 31, 2020, which may be extended upon mutual agreement between Mr. Sullivan and the Company. Under the Letter Agreement, Mr. Sullivan will receive a sign-on bonus of $500,000 and an initial equity award in the form of time-vesting restricted stock units valued at $500,000 (the “New Hire Award”). The New Hire Award requires Mr. Sullivan to remain in service with the Company through December 31, 2020. Mr. Sullivan will receive an annual base salary of $650,000 and a target bonus of 75% of his base salary (with a maximum bonus of 150% of target). Mr. Sullivan will also be eligible for annual grants of long-term incentive awards consistent with awards for other senior executives. The Letter Agreement provides for accelerated vesting of Mr. Sullivan’s unvested equity awards upon a qualifying termination of employment.

The foregoing description of the Letter Agreement is qualified in in its entirety by reference to the full text of the Letter Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Copies of the press releases announcing the matters referenced in Item 5.02 is furnished with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter Agreement, dated June 20, 2019, between James M. Sullivan and Sealed Air Corporation.

99.1	Press release of Sealed Air Corporation dated June 20, 2019.

99.2	Press release of Sealed Air Corporation dated June 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Angel S. Willis
Name:	Angel S. Willis
Title:	Vice President, General Counsel & Secretary

Dated: June 20, 2019